UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 8, 2015

FBEC WORLDWIDE, INC.

(Exact Name of Registrant as Specified in its Charter)

Wyoming	000-52297	47-3855542
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Central Ave., Cheyenne, WY 82001

(Address of principal executive offices)

          N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 8, 2015, FBEC Worldwide, Inc. (the “Company”) issued a $25,000 original issue discount convertible promissory note (the “Beaufort Note”) to Beaufort Capital Partners LLC, in exchange for a $25,000 investment in the Company. The Beaufort Note converts at a 35% discount to the lowest intraday trading price within the fifteen trading days prior to a conversion notice being submitted to the Company’s transfer agent.

On December 20, 2016, the Company issued a $92,000 convertible promissory note (the “L2 Note”) to L2 Capital, LLC, in exchange for a $60,300 investment in the Company. The L2 Note converts at a 40% discount to the lowest intraday trading price within the twenty trading days prior to a conversion notice being submitted to the Company’s transfer agent.

On January 16, 2017, the Company issued a $53,000 convertible promissory note (the “Power Note”) to Power Up Lending Group Ltd., in exchange for a $53,000 investment in the Company. The Power Note converts at a 42% discount to the average of the three lowest intraday trading price within the ten trading days prior to a conversion notice being submitted to the Company’s transfer agent.

On February 7, 2017, the Company issued a $225,000 convertible promissory note (the “Crown Note”) to Crown Bridge Partners, LLC, in exchange for a $200,000 investment in the Company. The Crown Note converts at a 42% discount to the lowest intraday trading price within the twenty five trading days prior to a conversion notice being submitted to the Company’s transfer agent.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Beaufort Note
10.2	L2 Note
10.3	Power Note
10.4	Crown Note

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 15, 2017

FBEC Worldwide, Inc. /s/ Jeffrey Greene By: Jeffrey Greene Title: Chief Executive Officer

3

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Beaufort Note
10.2	L2 Note
10.3	Power Note
10.4	Crown Note

4